UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2019 (June 10, 2019)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, in September 2018, MGE Niagara Entertainment Inc. (“MGE Niagara”), an indirect wholly-owned subsidiary of the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (“MGE”), was selected by the Ontario Lottery and Gaming Corporation (the “OLG”) to be the service provider for Fallsview Casino Resort, Casino Niagara and the future 5,000-seat Niagara Falls Entertainment Centre, all in Niagara Falls, Canada (the “Niagara Gaming Bundle”). In connection therewith, MGE Niagara entered into a Transition and Asset Purchase Agreement (the “TAPA”) with the OLG and the Ontario Gaming Assets Corporation (the “OGAC”). Pursuant to the terms and subject to the conditions of the TAPA, MGE Niagara agreed to acquire certain assets associated with the Niagara Gaming Bundle and to perform certain transition activities prior to the closing of such acquisition in order to facilitate a transition of the operational responsibilities from the current operator to MGE Niagara.

Item 1.01	Entry into Definitive Material Agreement.

On June 10, 2019, MGE Niagara entered into a Credit Agreement with, among others, Bank of Montreal, as administrative agent, and the lenders party thereto (the “Credit Agreement”), providing for senior secured credit facilities in the aggregate principal amount of 290,000,000 Canadian dollars (the “Credit Facilities”), comprised of a revolving credit facility in the amount of 190,000,000 Canadian dollars (the “Revolving Facility”) and a term loan facility in the amount of 100,000,000 Canadian dollars (the “Term Facility”). MGE Niagara is an “unrestricted subsidiary” under MGE’s existing credit facilities and indenture and the Credit Facilities are non-recourse to MGE and its “restricted subsidiaries” thereunder.

The Revolving Facility provides for (i) borrowings and bankers’ acceptances denominated in Canadian dollars or U.S. dollars and up to 20 million Canadian-dollar equivalent of borrowings in the form of swingline loans and (ii) the issuance of up to 100 million Canadian dollars of letters of credit. Borrowings under the Term Facility are denominated in Canadian dollars. On June 11, 2019 (the “Closing Date”), MGE Niagara borrowed all 100 million aggregate principal amount of Canadian dollar term loans under the Term Facility and caused a Canadian dollar letter of credit to be issued to the OLG under the Revolving Facility, in each case for the purposes of funding the Acquisition (as defined below) and the transactions relating thereto.

The Credit Facilities mature on June 10, 2024. The Term Facility will amortize in equal quarterly installments in an aggregate quarterly amount equal to 1.25% of the initial principal amount of the Term Facility beginning on September 30, 2019.

The Credit Agreement contains customary covenants applicable to MGE Niagara, including covenants governing: incurrence of indebtedness, incurrence of liens, payment of dividends and other distributions, asset sales, acquisitions and investments, affiliate transactions and fundamental changes. Additionally, the Credit Agreement includes financial maintenance covenants pertaining to total leverage and fixed charge coverage. The Credit Agreement also contains customary events of default relating to, among other things, failure to make payments, breach of covenants and breach of representations.

Borrowings under the Credit Facilities will bear interest as follows: (i) for Prime Rate Loans (as defined in the Credit Agreement) denominated in Canadian dollars, the applicable prime rate (subject to a 0.00% floor) plus a total leverage-based margin of 100 to 200 basis points, (ii) for USBR Loans (as defined in the Credit Agreement) denominated in U.S. dollars, the applicable base rate plus a total leverage-based margin of 100 to 200 basis points, (iii) for LIBOR Loans (as defined in the Credit Agreement) denominated in U.S. dollars, the applicable LIBOR rate (subject to a 0.00% floor) plus a total leverage-based margin of 250 to 350 basis points and (iv) for Bankers’ Acceptances (as defined in the Credit Agreement) denominated in Canadian dollars, based on a Discount Rate (as defined in the Credit Agreement) (subject to a 0.00% floor) and a total leverage-based margin of 250 to 350 basis points. MGE Niagara is also required to pay a total leverage-based undrawn commitment fee on the Revolving Facility of between 50 and 70 basis points.

The Credit Facilities are secured by, among other things, substantially all of the properties and assets of MGE Niagara, subject to certain customary exceptions, as well as by a pledge of (i) all of the issued and outstanding shares of MGE Niagara held by its direct parent and (ii) the convertible debenture held by the Convertible Debenture Holder (as defined below).

Proceeds from borrowings under the Revolving Facility may be used by MGE Niagara for general corporate purposes, including working capital, capital expenditures and the issuance of letters of credit.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Various of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for MGE and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

MGE Niagara entered into an Amended and Restated Transition and Asset Purchase Agreement effective as of May 1, 2019 (as amended, the “Restated TAPA”) with the OLG and the OGAC, pursuant to which the TAPA was amended and restated in its entirety. The Restated TAPA contains representations, warranties and covenants of MGE Niagara, the OLG and the OGAC.

On the Closing Date, MGE Niagara completed the acquisition of the assets associated with the Niagara Gaming Bundle pursuant to the terms of the Restated TAPA (the “Acquisition”). On the Closing Date, pursuant to the terms of the Restated TAPA, MGE Niagara paid to the OLG aggregate consideration of approximately 153 million Canadian dollars, including approximately 13 million Canadian dollars of Harmonized Sales Tax, approximately 89 million Canadian dollars for the Acquisition, approximately 49 million Canadian dollars for related working capital and approximately 2 million Canadian dollars for prepaid rent, and caused the performance letter of credit described above to be issued to the OLG. MGE Niagara funded the Acquisition and the related transactions with proceeds from borrowings under the Term Facility, the issuance of a convertible debenture to a third-party investor (the “Convertible Debenture Holder”) in an aggregate principal amount of 40 million Canadian dollars (which is convertible, at the option of such investor, into Class B Special shares in the capital of MGE Niagara between the fourth and sixth anniversary of the Closing Date) and an investment by MGE in MGE Niagara of 60 million Canadian dollars.

The foregoing summary of the Restated TAPA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Restated TAPA and the amendments thereto, copies of which are filed as Exhibits 2.1, 2.2 and 2.3 hereto, respectively, and are incorporated herein by reference.

The Restated TAPA and the above description have been included to provide security holders with information regarding the terms of the Restated TAPA. They are not intended to provide any other factual information about MGE, MGE Niagara, the OLG, the OGAC or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Restated TAPA are qualified by information in the confidential schedules provided by the parties in connection with the Restated TAPA. The confidential schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Restated TAPA. Security holders should not rely on the representations, warranties and covenants contained in the Restated TAPA.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2019, MGE issued a press release announcing the closing of the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release and related information also may be found on MGE’s website at www.mohegangaming.com, under “News.”

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

2.1	Amended and Restated Transition and Asset Purchase Agreement, dated May 1, 2019, among MGE Niagara Entertainment Inc., Ontario Lottery and Gaming Corporation and Ontario Gaming Assets Corporation.*

2.2	First Amendment to Amended and Restated Transition and Asset Purchase Agreement, dated June 6, 2019, among MGE Niagara Entertainment Inc., Ontario Lottery and Gaming Corporation and Ontario Gaming Assets Corporation.

2.3	Second Amendment to Amended and Restated Transition and Asset Purchase Agreement, dated June 7, 2019, among MGE Niagara Entertainment Inc., Ontario Lottery and Gaming Corporation and Ontario Gaming Assets Corporation.*

10.1	Credit Agreement, dated June 10, 2019, among MGE Niagara Entertainment Inc., the lenders named therein, Bank of Montreal, as administrative agent, and the other parties thereto.

99.1	Press Release of Mohegan Gaming & Entertainment, dated June 12, 2019.

*

Certain portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K. Upon request by the Securities and Exchange Commission (the “SEC”), MGE hereby undertakes to furnish supplementally to the SEC a copy of any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: June 14, 2019	By:	/s/ Ralph James Gessner Jr.
Ralph James Gessner Jr.
Interim Chairman, Management Board